Exhibit 99.1
SI-BONE, Inc. Reports Financial Results for the Second Quarter 2026 and Raises 2026 Guidance
Delivered ~15% WW revenue growth and ~178% increase in adjusted EBITDA
~19% increase in U.S. physician base

Second Quarter 2026 Financial Highlights (all comparisons are to the prior year period)
•Worldwide revenue of $56.0 million, representing growth of 15.2%
•U.S. revenue of $53.2 million, representing growth of 14.7%
•Gross margin of 79.5%
•Net loss of $4.1 million, representing an improvement of 33.6%
•Positive adjusted EBITDA of $2.8 million, representing an improvement of 178.0%
•Positive cash from operations of $0.8 million
•$145.9 million in cash and equivalents, representing a sequential increase of $1.3 million
Recent Operational Highlights (any comparisons are to the prior year period)
•1,715 active U.S. physicians, representing growth of 19%
•$2.2 million in trailing 12-month average revenue per territory, representing an increase of 5%
•In June, submitted 510(k) application for the third-breakthrough device targeting one of the largest unmet needs in spine surgery
•CMS finalized new MS-DRG family providing higher payments for complex spinal fusion procedures that incorporate iFuse Bedrock Granite in an in-patient setting, effective October 1

SANTA CLARA, Calif. August 3, 2026 - SI-BONE, Inc. (Nasdaq: SIBN), the global leader in developing procedural solutions to address clinical challenges associated with compromised bone, today reported financial results for the quarter ended June 30, 2026.

“Our accelerating growth and expanding profitability reinforces our conviction in the demand for our superior platform technologies and the significant runway ahead,” said Laura Francis, Chief Executive Officer. “This quarter’s record physician engagement reflects our strategy to develop unique procedural solutions for patients with compromised bone and underscores the meaningful market need we are addressing. We are excited about the upcoming third breakthrough device launch in the fourth quarter, a substantially improved reimbursement backdrop, and an expanding commercial reach. Together, these tailwinds position us to expand adoption, broaden patient access, and enter our next phase of strong, sustainable multi-year revenue growth.”

Second Quarter 2026 Financial Results
Worldwide revenue was $56.0 million in the second quarter 2026, a 15.2% increase from $48.6 million in the corresponding period in 2025. U.S. revenue for the second quarter 2026 was $53.2 million, a 14.7% increase from $46.4 million in the corresponding period in 2025. U.S. revenue growth benefited from 14.9% growth in procedure volume. International revenue for the second quarter 2026 was $2.8 million, a 25.9% increase from $2.2 million in the corresponding period in 2025. International revenue growth reflects the strong initial reception for iFuse TORQ and iFuse TORQ TNT.

Gross profit was $44.5 million in the second quarter 2026, an increase of 14.8% from $38.8 million in the corresponding period in 2025. Gross margin was 79.5% for the second quarter 2026, compared to 79.8% in the corresponding period in 2025.

Operating expenses increased 7.7% to $49.4 million in the second quarter 2026, as compared to $45.8 million in the corresponding period in 2025. The change in operating expenses was primarily driven by general commercial activity related to higher revenue and new product rollout as well as increase in research and development spend.

Operating loss improved by 31.4% to $4.8 million in the second quarter 2026, as compared to an operating loss of $7.0 million in the corresponding period in 2025.

Net loss improved by 33.6% to $4.1 million, or $0.09 per diluted share, in the second quarter 2026, as compared to a net loss of $6.2 million, or $0.14 per diluted share, in the corresponding period in 2025.

Adjusted EBITDA was $2.8 million in the second quarter 2026, improving from an adjusted EBITDA of $1.0 million in the corresponding period in 2025.

Cash and equivalents as of June 30, 2026 were $145.9 million, compared to $144.7 million as of March 31, 2026. Net cash generated was $1.3 million in the second quarter 2026, compared to $1.1 million in net cash generated during the corresponding period in 2025.

Updated Fiscal 2026 Financial Guidance
SI-BONE increases 2026 worldwide revenue to be in the range of $231 million to $233 million, implying year-over-year growth of ~15% to 16%. The Company is maintaining gross margin guidance at ~79%, and updating operating expenses guidance to now be ~12% compared to the prior guidance of ~12.5%.

Fiscal Year 2026 Guidance
	New (August 3, 2026)	Prior (May 11, 2026)
Revenue	$231M - $233M ~15-16% growth	$230M - $233M ~14%-16% growth
Gross Margin	~79.0%	~79.0%
Operating Expenses	~12.0% growth at revenue midpoint	~12.5% growth at revenue midpoint
Adjusted EBITDA	Positive	Positive

Webcast Information
SI-BONE will host a conference call to discuss the second quarter 2026 financial results after market close on Monday, August 3, 2026 at 4:30 P.M. Eastern Time. The conference call can be accessed live over webcast at https://edge.media-server.com/mmc/p/4chyjb8g/. Live audio of the webcast will be available on the “Investors” section of the company’s website at: www.si-bone.com. The webcast will be archived and available for replay for at least 90 days after the event.

About SI-BONE, Inc.
SI-BONE (NASDAQ: SIBN) is a global leader in developing procedural solutions to address clinical challenges associated with compromised bone. With expertise in biomechanical design and anatomy specific innovation, SI-BONE has built a technology platform with market-leading applications centered on the spinopelvic anatomy. SI-BONE continues to leverage the deep experience in addressing the challenges of low-density bone in the sacrum to develop unique technologies that are targeting new clinical adjacencies to help improve outcomes for patients with compromised bone. Since 2009, SI-BONE has supported physicians in performing over 150,000 procedures. A unique body of clinical evidence supports the use of SI-BONE's technologies, including four randomized controlled trials and over 190 peer reviewed publications.

For additional information on the company or the products, including risks and benefits, please visit www.si-bone.com.

SI-BONE®, iFuse Bedrock Granite®, iFuse TORQ® and iFuse TORQ TNT® are registered trademarks of SI-BONE, Inc. All other marks referenced herein are property of their respective owners. ©2026 SI-BONE, Inc. All Rights Reserved.

Forward-Looking Statements
The statements in this press release regarding expectations of future events or results, including SI-BONE’s expectations of continued revenue and procedure growth and financial outlook, are “forward-looking” statements. These forward-looking statements are based on SI-BONE’s current expectations and inherently involve significant risks and uncertainties. These risks include SI-BONE’s ability to introduce and commercialize new products and indications, SI-BONE’s ability to maintain favorable reimbursement for procedures using its products, the impact of any future economic weakness or deterioration in economic conditions as a result of tariffs and retaliation by U.S. trading partners on the ability and desire of patients to undergo elective procedures including those using SI-BONE’s products, SI-BONE’s ability to manage risks to its supply chain, future capital requirements driven by new surgical systems requiring instrument tray and implant inventory investment, and the pace of the re-normalization of the healthcare operating environment including the ability and desire of patients and physicians to undergo and perform procedures using SI-BONE’s products. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these and other risks and uncertainties, many of which are described in SI-BONE’s most recent filings on Form 10-K and Form 10-Q, and SI-BONE’s other filings with the Securities and Exchange Commission (SEC) available at the SEC’s Internet site (www.sec.gov), especially under the caption “Risk Factors.” SI-BONE does not undertake any obligation to update forward-looking statements and expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein, except as required by law.

Use of Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), SI-BONE uses two non-GAAP financial measures: Adjusted EBITDA and free cash flow. Non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. Adjusted EBITDA excludes the effect of items that increase or decrease SI-BONE’s reported results of operations. Free cash flow is not intended to represent our residual cash flow available for discretionary expenditures. Management strongly encourages investors to review, when they become available, the company's consolidated financial statements and publicly filed reports in their entirety. The company's definition of adjusted EBITDA and free cash flow may differ from similarly titled measures used by others.

Adjusted EBITDA excludes from net loss the effects of interest income, interest expense, depreciation and amortization, and stock-based compensation. Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment. SI-BONE believes the presentation of these financial measures is useful to management because it allows management to more consistently analyze period-to-period financial performance and provides meaningful supplemental information with respect to core operational activities used to evaluate management's performance. SI-BONE also believes the presentation of non-GAAP financial measures is useful to investors and other interested persons as it enables these persons to use this additional information to assess the company’s performance in using this additional metric that management uses to assess the company’s performance.

Investor Contact
Saqib Iqbal
VP, FP&A, and Investor Relations
investors@SI-BONE.com

SI-BONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue	$56,010	$48,630	$108,598	$95,920
Cost of goods sold	11,462	9,823	22,106	19,418
Gross profit	44,548	38,807	86,492	76,502
Operating expenses:
Sales and marketing	34,024	30,781	66,832	61,462
Research and development	5,221	4,309	9,413	8,843
General and administrative	10,109	10,721	20,146	20,681
Total operating expenses	49,354	45,811	96,391	90,986
Loss from operations	(4,806)	(7,004)	(9,899)	(14,484)
Interest and other income (expense), net:
Interest income	1,332	1,520	2,682	3,112
Interest expense	(598)	(666)	(1,190)	(1,328)
Other income (expense)	(16)	(2)	(15)	6
Net loss	$(4,088)	$(6,152)	$(8,422)	$(12,694)

Net loss per share, basic and diluted	$(0.09)	$(0.14)	$(0.19)	$(0.30)

Weighted-average number of common shares used to compute basic and diluted net loss per share	44,477,113	42,788,123	44,222,928	42,564,158

SI-BONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$33,128	$42,240
Short-term investments	112,813	105,583
Accounts receivable	31,180	29,915
Inventory	38,389	33,897
Prepaid expenses and other current assets	4,402	4,480
Total current assets	219,912	216,115
Property and equipment, net	21,719	21,298
Operating lease right-of-use assets	6,911	1,087
Other non-current assets	216	55
TOTAL ASSETS	$248,758	$238,555

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,537	$4,631
Accrued liabilities and other	15,079	19,704
Operating lease liabilities, current portion	426	944
Total current liabilities	24,042	25,279
Long-term borrowings	35,628	35,569
Operating lease liabilities, net of current portion	6,741	175
TOTAL LIABILITIES	66,411	61,023

STOCKHOLDERS’ EQUITY
Common stock	4	4
Additional paid-in capital	640,636	626,970
Accumulated other comprehensive income	387	816
Accumulated deficit	(458,680)	(450,258)
TOTAL STOCKHOLDERS’ EQUITY	182,347	177,532
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$248,758	$238,555

SI-BONE, INC.
RECONCILIATION OF NET LOSS TO NON-GAAP ADJUSTED EBITDA
(In thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net loss	$(4,088)	$(6,152)	$(8,422)	$(12,694)
Interest income	(1,332)	(1,520)	(2,682)	(3,112)
Interest expense	598	666	1,190	1,328
Depreciation and amortization	1,679	1,368	3,296	2,646
Stock-based compensation	5,979	6,658	12,004	13,321
Adjusted EBITDA	$2,836	$1,020	$5,386	$1,489

SI-BONE, INC.
RECONCILIATION OF FREE CASH FLOW
(In thousands)
(unaudited)

	Six Months Ended June 30,
	2026	2025
Net cash used in operating activities	$(1,585)	$(4,738)
Less:
Purchases of property and equipment	(2,622)	(4,171)
Free cash flow	$(4,207)	$(8,909)